Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vaxart, Inc. Amended and Restated 2007 Equity Incentive Plan of our report dated September 1, 2017, with respect to the financial statements of Aviragen Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2017 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 6, 2018